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                                                                    Exhibit 23.5


                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in this Registration Statement on Form S-4 of United States Steel LLC of our reports dated February 7, 2001, relating to the combined financial statements of United States Steel and the consolidated financial statements of USX Corporation which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
September 7, 2001